UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                December 1, 2014

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On December 2, 2014, M. Kevin McEvoy, our President and Chief Executive Officer, will deliver a presentation at the Cowen and Company 4th Annual Ultimate Energy Conference in New York, NY. Interested parties may view the handout for the presentation by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on December 1, 2014 at approximately 4:00 p.m. Central Standard Time.
The handout includes a reconciliation of the non-GAAP term EBITDA used therein.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain information contained in the handouts and presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the handouts for the presentation and accompanying prepared statements include statements regarding:

•
Our belief that the number 1 market driver of our participation in the exploration phase of the offshore life cycle is the number of operating floating drilling rigs, which affects our ROV and our tooling revenue streams;

•
Our belief that the number 1 market driver of our participation in the development phase of the offshore life cycle is the number of subsea tree installations, which affects our ROV, tooling, installation and workover control systems ("IWOCS"), subsea hardware, umbilicals, vessel-based installation services and inspection services revenue streams;

•
Our belief that the number 1 market driver of our participation in the production phase of the offshore life cycle is the number of subsea trees in service, which affects our ROV, tooling, IWOCS, subsea hardware, vessel-based inspection, maintenance and repair services and inspection services revenue streams;

•
Our belief that the number 1 market driver of our participation in the decommissioning phase of the offshore life cycle is the number of field abandonments, which affects our ROV, tooling and IWOCS revenue streams;

•	Our belief that the development and production phases of the life cycle are poised for significant growth over the next five years;

•	Our estimates of our relative business exposures to each of the phases of the offshore life cycle;

•	Our belief that Oceaneering International, Inc. is leveraged to deepwater and subsea completion activities, which have substantial growth prospects;

•	Our belief that deepwater projects:

▪	generally take years to develop;

▪	involve largely oil prospects with high production flow rates;

▪	are primarily undertaken by well-capitalized customers; and

▪	investment is predicated on long-term commodity price assumptions;

•	Our expectation that we will add 48 ROVs in 2014, with 7 during the 4th quarter of 2014, and we will continue to retire older systems as they reach the end of their useful lives;

•	Our expectations that our 2014 earnings per share will be in the range of $3.95 to $4.00, and that our 2015 earnings per share will be in the range of $4.10 to $4.50;

•	Our anticipation that in 2015 there will be higher service and product demand to develop new fields and perform life-of-field activities, and global floating rig demand will be about the same;

•	Our statement that if we achieve the midpoint of $4.30 earnings per share in 2015, our higher operating income could be as a result of the following:

▪	ROVs on greater service demand to support drilling and vessel-based projects;

▪	Subsea Projects on the strength of higher demand for tooling and IWOCS services;

▪	Subsea Projects on growth in deepwater intervention service activity in the U.S. Gulf of Mexico and diving there and offshore Angola; and

▪	Asset Integrity on increased refinery and offshore production platform service sales in the U.S. and Australia, and on subsea infrastructure projects worldwide;

•
Our assumption that 87 floating drilling rigs on order at the end of September 2014 are expected to be delivered through 2018, and our anticipation that some of these rigs will displace existing, less capable rigs;

•
Our belief that if there is no increase in floating rig demand this year and that 10 older rigs are retired or cold stacked, implies that floating rig fleet utilization would drop to 85% at the end of the year;

•
Our projection that floating rig demand, based on a forecast from IHS-Petrodata regarding future rig deliveries, 85% rig fleet utilization, and the assumption that 50 older rigs are retired or cold stacked by 2018, could grow by 30 rigs, or 10%, by the end of 2018, compared to the end of 2013;

•
Our projection that floating rig demand, based on a forecast from IHS Petrodata regarding future rig deliveries, 85% rig fleet utilization, and the assumption that 50 older rigs are retired or cold stacked by 2018, could grow by, on average, 50 rigs, or 20%, during the 2014 - 2018 period, compared to the preceding five-year period ending 2013;

•	Our belief that growth in drilling has significant implications for future growth of deepwater field development activity and follow on life-of-field maintenance work;

•
Our belief that, if a forecast by IHS-Petrodata that development drilling over the next five years will account for an average of 58% of floating rig use, as opposed to the average of 46% for the period 2004 - 2013, is accurate, it will support a rise in subsea tree installations and a growing number of subsea completions in service, and this should lead to higher umbilical and connection hardware sales, demand for IWOCS services, and vessel-based ROV and tooling demand;

•	Our belief there is an ample backlog of deepwater discoveries available to be developed;

•
Our belief that if the projected rise by Quest Offshore of an average of 720 in subsea completions in service over the 2014 to 2018 time period as compared to the preceding five-year time period materializes, it will act as a catalyst for further growth of our Subsea Products and Subsea Projects operations and profits;

•	Our anticipated 2014 EBITDA of at least $845 million and of at least $880 million in 2015;

•	Our intent to allocate our cash flow from operations and debt proceeds, in order of priority, as follows:

▪	organic capital expenditures;

▪	acquisitions;

▪	cash dividends; and

▪	share repurchases;

▪
Our intent to continue our practice of pre-announcing our estimates of annual organic capital expenditures and our quarterly cash dividend payments, while we will report acquisitions and share repurchases after they occur;

▪
Our intent to continue to reevaluate our quarterly cash dividend annually during the second quarter of each year within the framework of maintaining an annual payout ratio to net income in the range of 25% to 30%;

▪
Our intent to use our residual capital for share repurchases at reasonable prices, and to purchase the remaining 5.4 million shares we had left at September 30, 2014 under our current authorization in due course;

▪	Our belief that our stock has been undervalued;

▪	Our willingness to return cash to our shareholders and our confidence in our financial strength and future business prospects;

▪	Our belief that we are taking the right steps to continue creating value for all our shareholders;

▪	Our intent to:

▪	maintain our investment grade ratings; and

▪	maintain a financial leverage ratio, which we define as net debt to trailing 12 months EBITDA, of between 1.0 to 1.5;

•
Our belief that investment grade debt ratings have an intangible but strategic value in our ability to maintain a preferred vendor status with our larger customers, who are themselves investment grade rated;

•	Our belief that we will have record earnings per share in 2014 and 2015, and our five-year outlook appears very promising;

•	Our belief that we have encouraging earnings prospects and the financial resources to continue investing for growth and to fund dividends and share repurchases;

•	Our projected EBITDA low and high estimates for 2014 and 2015 and the other projected amounts shown in the EBITDA Reconciliation to Net Income in the Supplemental Financial Information;

•	Our belief we will remain the dominant ROV provider on drillships and 6th generation drilling rigs;

•	Our belief that some deepwater projects over the next five years may continue to experience the same major issues they have in the past:

▪	cost overruns;

▪	production start-up delays; and

▪	technical challenges;

•	Our belief that notwithstanding the aforementioned issues, the sheer volume of work being considered will carry the day and there will likely be a meaningful uptick in deepwater activity over the next five years; and

•	Our belief that we are well positioned to participate in this growth.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	delays in deepwater development activities;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	December 1, 2014	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

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